EXHIBIT 99.1
Clarabridge, Inc. Amended and Restated
2005 Equity Incentive Plan
Adopted: November 29, 2005
Approved By Stockholders: November 29, 2005
Amended: January 17, 2006
Termination Date: November 29, 2015
Assumed by Qualtrics International Inc: October 1, 2021
1.Purposes.
(a)Eligible Stock Award Recipients. From and after the closing of the transactions contemplated by the Merger Agreement (the “Closing”), no further Stock Awards shall be granted under the Plan.
(b)Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may have an opportunity to benefit from increases in value of the Stock through the following Stock Awards: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.
(c)General Purpose. Parent, by means of the Plan, seeks to retain the services of the group of persons who received Stock Awards and to provide incentives for such persons to exert maximum efforts for the success of Parent and its Affiliates.
(d)Plan Assumption. The Plan is being assumed by Parent pursuant to that certain Agreement and Plan of Reorganization and Merger by and among Parent, the Company, Rhodium Merger Sub, Inc. and Shareholder Representative Services LLC, dated as of July 29, 2021, as amended (the “Merger Agreement”), with such assumption becoming effective as of the effective time of the transactions contemplated by the Merger Agreement and with the amendment and restatement of the Plan becoming effective immediately thereafter. The Plan is amended and restated in accordance with Listing Rule 5635(c)(3) and the related interpretive material in IM-5635-1 for purposes of assumption by Parent and does not make any amendments that would require shareholder approval from Parent’s shareholders pursuant to those regulations.
2.Definitions.
(a)“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two NonEmployee Directors who are independent.
(b)“Affiliate” means (i) an affiliate of Parent, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act and (ii) any entity in which Parent has a significant equity interest.
(c)“Board” means the Board of Directors of Parent.

(d)“Class A common stock” means the Class A common stock, par value $0.0001 per share, of Parent.
(e)“Class B common stock” means the Class B common stock, par value $0.0001 per share, of Parent.
(f)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
(g)“Company” means ClaraBridge, Inc.
(h)“Consultant” means a consultant or adviser who provides bona fide services to Parent or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
(i)“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
(j)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
(k)“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
(l)“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
(m)“Listing Rule” means any applicable rule or regulation pursuant to the NASDAQ Marketplace Rules, or the rules of another national securities exchange on which the shares of Stock are listed, quoted or traded, in effect from time to time.
(n)“Non-Employee Director” means a member of the Board who is not also an employee of Parent or any Subsidiary.
(o)“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
(p)“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

(q)“Option Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Option granted under the Plan. Each Option Agreement is subject to the terms and conditions of the Plan.
(r)“Optionee” means a person who holds an outstanding Option.
(s)“Parent” means Qualtrics International Inc.
(t)“Plan” means this ClaraBridge, Inc. Amended and Restated 2005 Equity Incentive Plan.
(u)“Reserved Share Limit” means 487,289 shares of Stock, which is the number of shares of Stock equal to the number of options to purchase shares of Clarabridge common stock that were issued and outstanding under the prior iteration of this Plan as of immediately prior to the Closing, following the conversion of such options to Options (i.e., to options in respect of Stock), pursuant to the terms of the Merger Agreement.
(v)“Sale Event” means (i) the sale of all or substantially all of the assets of Parent on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of Parent’s aggregate outstanding voting power and outstanding stock (Class A and Class B common stock) immediately prior to such transaction do not own a majority of the aggregate outstanding voting power and outstanding stock (Class A and Class B common stock) or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of Parent to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of Parent’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of Parent or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from Parent. Notwithstanding anything in the foregoing to the contrary, no Sale Event shall be deemed to have occurred for purposes of this Plan by virtue of either SAP America’s distribution of Parent’s shares to SAP or SAP’s distribution of Parent’s shares to its securityholders, in each case in a transaction intended to qualify as a distribution under Section 355 of the Code, as amended.
Notwithstanding the foregoing definition or any other provision of this Plan, the definition of Sale Event (or any analogous term) in an individual written agreement between Parent or any Affiliate and the grantee shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Sale Event or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(w)“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

(x)“SAP” means SAP SE, a European Company (Societas Europaea), established under the laws of Germany and the European Union.
(y)“SAP America” means SAP America, Inc., a Delaware corporation and wholly-owned Subsidiary of SAP.
(z)“Securities Act” means the Securities Act of 1933, as amended.
(aa)“Service Relationship” means any relationship as an employee, Non-Employee Director or Consultant of Parent or any Affiliate. A Service Relationship shall be deemed to continue without interruption in the event a grantee’s status changes from full-time employee to part-time employee or a grantee’s status changes from employee to Consultant or Non-Employee Director or vice versa, provided that there is no interruption or other termination of Service Relationship in connection with the grantee’s change in capacity.
(ab)“Stock” means the Class A common stock, par value $0.0001 per share, of Parent, subject to adjustments pursuant to Section 9.
(ac)“Stock Award” or “Stock Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options and Non-Qualified Stock Options.
(ad)“Stock Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to a Stock Award granted under the Plan. Each Stock Award Agreement is subject to the terms and conditions of the Plan.
(ae)“Subsidiary” means any corporation or other entity (other than Parent) in which Parent has at least a 50 percent interest, either directly or indirectly.
(af)“Ten Percent Stockholder” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of Parent or any parent or subsidiary corporation.
3.Administration.
(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the full power and authority:
(i)to determine the number of shares of Stock to be covered by any Stock Award;

(ii)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Stock Award, which terms and conditions may differ among individual Stock Awards and grantees;
(iii)to accelerate at any time the exercisability or vesting of all or any portion of any Stock Award;
(iv)subject to the provisions of Section 5(a), to extend at any time the period in which Stock Options may be exercised; and
(v)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret and construe the terms and provisions of the Plan and any Stock Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including Parent, the Company and Plan grantees.
(c)Delegation to Committee. The Administrator may delegate administration of the Plan to a committee or committees of one (1) or more members of the Board, and the term “committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a committee, the committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Administrator, including the power to delegate to a subcommittee any of the administrative powers the committee is authorized to exercise (and references in this Plan to the Administrator shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Administrator. The Administrator may abolish the committee at any time and revest in the Administrator the administration of the Plan.
4.Shares Subject to the Plan.
(a)Share Reserve. Subject to the provisions of Section 9(a), the Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate the Reserved Share Limit.
(b)No Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Stock issued to a grantee pursuant to a Stock Award are forfeited back to or repurchased by Parent because of or in connection with the failure to meet a contingency or condition required to vest such shares in the grantee, the shares of Stock that have not been acquired, as well as the shares of Stock that have been forfeited or repurchased under such Stock Award shall no longer be available for issuance under the Plan.

(c)Source of Shares. The shares of Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5.Option Provisions.
Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)Term. Except as otherwise provided for Ten Percent Stockholders, no Incentive Stock Option granted shall be exercisable after the expiration of ten (10) years from the date on which it was granted.
(b)Exercise Price of an Incentive Stock Option. Except as otherwise provided for Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c)Exercise Price of a Non-Qualified Stock Option. The exercise price of each Non-Qualified Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(d)Consideration. The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Administrator at the time of the grant of the Option (or subsequently in the case of a Non-Qualified Stock Option) (1) by delivery to Parent of other Stock, (2) according to a deferred payment or other similar arrangement with the Optionee or (3) in any other form of legal consideration that may be acceptable to the Administrator. Unless otherwise specifically provided in the Option, the purchase price of Stock acquired pursuant to an Option that is paid by delivery to Parent of other Stock acquired, directly or indirectly from Parent, shall be paid only by shares of Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.
(e)Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to Parent, in a form satisfactory to Parent, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.
(f)Transferability of a Non-Qualified Stock Option. A Non-Qualified Stock Option shall be transferable to the extent provided in the Option Agreement. If the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to Parent, in a form satisfactory to Parent, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.
(g)Vesting Generally. The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(g) are subject to any Option provisions governing the minimum number of shares of Stock as to which an Option may be exercised.
(h)Termination of Service Relationship. In the event that an Optionee’s Service Relationship terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee’s Service Relationship (or such longer or shorter period specified in the Option Agreement, including immediate forfeiture of the Option upon termination of the Service Relationship for any reason, if so provided in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(i)Extension of Termination Date. An Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Service Relationship (other than upon the Optionee’s death or Disability) would be prohibited at any time solely because the issuance of shares of Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 5(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee’s Service Relationship during which the exercise of the Option would not be in violation of such registration requirements.
(j)Disability of Optionee. In the event that an Optionee’s Service Relationship terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, including immediate forfeiture of the Option upon termination of the Service Relationship for any reason, if so provided in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.
(k)Death of Optionee. In the event that (i) an Optionee’s Service Relationship terminates as a result of the Optionee’s death or (ii) the Optionee dies within the period (if any) specified in the Option Agreement after the termination of the Optionee’s Service Relationship for a reason other than death, then the Option may be exercised (to the extent the Optionee was entitled to exercise such Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death pursuant to Section 5(e) or 5(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, including immediate forfeiture of the Option upon termination of the Service Relationship for any reason, if so provided in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
(l)Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee’s Service Relationship terminates to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a repurchase option in favor of Parent or to any other restriction the Board determines to be appropriate. Parent will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.
6.Covenants of Parent.
(a)Availability of Shares. During the terms of the Stock Awards, Parent shall keep available at all times the number of shares of Stock required to satisfy such Stock Awards.
(b)Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when Parent or a stock transfer agent of Parent shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with Parent. Uncertificated Stock shall be deemed delivered for all purposes when Parent or a Stock transfer agent of Parent shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with Parent, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, Parent shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
7.Use of Proceeds from Stock.
Proceeds from the sale of Stock pursuant to Stock Awards shall constitute general funds of Parent.
8.Miscellaneous.
(a)Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(b)Stockholder Rights. No grantee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such Stock Award unless and until such grantee has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
(c)Other Incentive Arrangements; No Rights to Continued Service Relationship. Nothing contained in this Plan shall prevent the Board from adopting other or additional incentive arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Stock Awards do not confer upon any grantee any right to continued employment or other Service Relationship with Parent or any Affiliate.
(a)Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of Parent and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Option Agreement.
(d)Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the grantee may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under a Stock Award by any of the following means (in addition to Parent’s right to withhold from any compensation paid to the grantee by Parent) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing Parent to withhold shares of Stock from the shares of Stock otherwise issuable to the grantee as a result of the exercise or acquisition of Stock under the Stock Award; provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) delivering to Parent owned and unencumbered shares of Stock.
9.Adjustments upon Changes in Stock; Mergers.
(a)Changes in Stock. Subject to Section 9(b) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in Parent’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Parent, or additional shares or new or different shares or other securities of Parent or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of Parent, the outstanding shares of Stock are converted into or exchanged for securities of Parent or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Stock Awards under the Plan and (iii) the exercise price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options) as to which such Stock Options remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Stock Awards and the exercise price and the terms of outstanding Stock Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the

Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(b)Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Stock Awards theretofore granted by the successor entity, or the substitution of such Stock Awards with new Stock Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Stock Awards, upon the effective time of the Sale Event, the Plan and all outstanding Stock Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Stock Award Agreement, all Options with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Stock Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Stock Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Stock Award Agreement. In the event of such termination, (i) Parent shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options (provided that, in the case of an Option with an exercise price equal to or greater than the Sale Price, such Option shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options (to the extent then exercisable) held by such grantee. Parent shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Stock Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Stock Awards.
10.Amendment of the Plan and Stock Awards.
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Stock Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Stock Award without the holder’s written consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or effect the repricing of such Stock Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Parent stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 10 shall limit the Administrator’s authority to take any action permitted pursuant to Section 9(a) or 9(b).
11.Termination or Suspension of the Plan.
(a)Plan Term. No Stock Awards have been granted under the Plan since its termination.
(b)No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the grantee.
12.Effective Date of Plan.
The original iteration of the Clarabridge, Inc. 2005 Equity Incentive Plan became effective on November 29, 2005, and this Plan (as so amended and restated) shall become effective as of the effective time of the transactions contemplated by the Merger Agreement.
13.Governing Law.
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Utah, applied without regard to conflict of law principles.